UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 02, 2008
BERRY PLASTICS HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State of Incorporation)

333-138380
(Commission File Numbers)

35-1814673
(I.R.S. Employer Identification No.)
101 Oakley Street
Evansville, Indiana  47710
(Address of principal executive offices)
(812) 424-2904
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	REGULATION FD DISCLOSURE.

Berry Plastics Holding Corporation
Reconciliation of Adjusted EBITDA to Net Loss
(in millions)
		Old Berry	Old Covalence	Combined
	July 1 to	July 2 to	July 1 to
	September 29,	September 30,	September 29,
	2007	2006	2006	2006
Adjusted EBITDA	$112.8	$65.2	$33.6	$98.8
Net interest expense	(58.8)	(23.8)	(15.8)	(39.6)
Depreciation and amortization	(69.6)	(26.5)	(23.4)	(49.9)
Income tax benefit	33.9	13.7	3.4	17.1
Loss on extinguished debt	-	(39.9)	-	(39.9)
Apollo Berry Merger expense	-	(73.0)	-	(73.0)
Non-cash inventory write-up	(4.1)	-	-	-
Stock compensation expense	(4.0)	(0.9)	-	(0.9)
Business optimization expenses	6.3	(1.1)	-	(1.1)
Other, net	-	-	(3.2)	(3.2)
Restructuring and impairment charges	(39.1)	-	(0.2)	(0.2)
Management fees	(3.2)	-	(0.1)	(0.1)

Net loss	(25.8)	(86.3)	(5.7)	(92.0)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS HOLDING CORPORATION

Date: January 2, 2008	By:	\s\ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above